Exhibit 99.1

GameStop Reports Second Quarter 2014 Results

Diluted EPS increases 144% over prior year quarter, exceeds guidance by $0.02

Same store sales increase 21.9%

New software sales grow 15.6%, outpacing the industry

GRAPEVINE, Texas--(BUSINESS WIRE)--August 21, 2014--GameStop Corp. (NYSE: GME), a family of specialty retail brands that makes the most popular technologies affordable and simple, today reported sales and earnings for the second quarter ended August 2, 2014.

Second Quarter Results

Total global sales for the second quarter of 2014 were $1.73 billion, a 25.1% increase compared to $1.38 billion in the prior year quarter. Consolidated comparable store sales increased 21.9%.

During the quarter, new hardware sales increased 124.8%, as worldwide demand for Microsoft’s Xbox One and Sony’s PlayStation 4 remains very high. New software sales grew 15.6% driven by the strong performance of recently released new titles, such as Ubisoft’s Watch Dogs and Nintendo’s Mario Kart 8. Each of these categories outperformed the overall market, leading to 200 basis points of total market share gain. The pre-owned/value category saw positive growth, +5.5%, for the second consecutive quarter.

Sales in the mobile & consumer electronics category rose 85.1%, led by the ongoing expansion and strong results of Spring Mobile and Simply Mac. The Technology Brands segment contributed 19% of the company’s second quarter’s operating profit.

Non-GAAP digital receipts increased 17.6% to $179.2 million, or $52.3 million of sales on a GAAP basis, led by strong platform currency, mobile and global Steam Wallet sales.

Global multichannel sales (mobile, web-in-store, pick-up at store, ecommerce) advanced 49.3% as customers utilized all of the channels GameStop offers to purchase video gaming and mobile electronic products.

GameStop’s net earnings for the second quarter were $24.6 million, a 134.3% increase compared to net earnings of $10.5 million in the prior year quarter. Diluted earnings per share were $0.22, a 144.4% increase compared to diluted earnings per share of $0.09 in the prior year quarter.

“The second quarter demonstrates the power of the new console cycle and all of our business units, including Technology Brands, positively contributing to the company’s sales and profits,” stated Rob Lloyd, chief financial officer. “The back half of the year is filled with exciting games and products coming to market and I am confident that we are prepared to capitalize on these opportunities.”

Capital Allocation Update

During the second quarter of 2014, the company repurchased 1.90 million shares at an average price of $39.67, or $75.5 million of stock. There is now $329.4 million remaining on the existing repurchase authorization.

GameStop’s board of directors also declared a quarterly cash dividend of $0.33 per common share payable on September 16, 2014, to shareholders of record as of the close of business on September 3, 2014.

Earnings Guidance

For the third quarter of fiscal 2014, GameStop expects comparable store sales to range from +1.0% to +5.0%.

Diluted earnings per share are expected to range from $0.58 to $0.64, representing flat to +10.3% growth over the prior year quarter.

For fiscal year 2014, the company is maintaining its previously announced full year diluted earnings per share guidance range of $3.40 to $3.70. Full year comparable store sales are expected to range from +6.0% to +12.0%.

Note: Current guidance only includes the effect of the shares repurchased thus far in fiscal 2014.

Conference Call Information

A conference call with GameStop Corp.’s management is scheduled for August 21, 2014 at 4:00 p.m. CDT to discuss the company’s financial results. The phone number for the call is 1-888-208-1507 and the pass code is 8853550. This call can also be accessed at GameStop Corp.’s investor relations home page at http://investor.GameStop.com/. The conference call will be archived for two months on GameStop’s corporate website.

About GameStop

GameStop Corp. (NYSE: GME), a Fortune 500 and S&P 500 company headquartered in Grapevine, Texas, is a global, multichannel video game, consumer electronics and wireless services retailer. GameStop operates more than 6,600 stores across 15 countries. The company’s consumer product network also includes www.gamestop.com; www.Kongregate.com, a leading browser-based game site; Game Informer® magazine, the world’s leading print and digital video game publication; and www.buymytronics.com, an online consumer electronics trade-in platform. In addition, our Technology Brands segment includes our Simply Mac, Spring Mobile and Cricket stores. Simply Mac, www.simplymac.com, operates 33 stores, selling the full line of Apple products, including laptops, tablets, smartphones and offering Apple certified warranty and repair services. Spring Mobile, http://springmobile.com, sells post-paid AT&T services and wireless products through its 238 AT&T branded stores. Cricket Wireless, www.cricketwireless.com, is a new AT&T brand offering pre-paid wireless services, devices and related accessories. We operate 48 Cricket stores in select markets throughout the United States.

General information about GameStop Corp. can be obtained at the company's corporate website. Follow GameStop on Twitter @ www.twitter.com/GameStop and find GameStop on Facebook @ www.facebook.com/GameStop.

Non-GAAP Measures

As a supplement to our financial results presented in accordance with U.S. generally accepted accounting principles (GAAP), GameStop uses certain non-GAAP measures, such as digital receipts, to provide a clearer perspective of the current operating performance of the company. GameStop defines digital receipts as the full amount paid by the customer for digital content at the time of sale and/or the value attributed to digital content when physical and digital products are sold combined. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the company's reported GAAP financial results.

Safe Harbor

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements may include, but are not limited to, the outlook for the third quarter and fiscal 2014, future financial and operating results, projected store openings, the company's plans, objectives, expectations and intentions, and other statements that are not historical facts. Such statements are based upon the current beliefs and expectations of GameStop's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. GameStop undertakes no obligation to publicly update or revise any forward-looking statements. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the inability to obtain sufficient quantities of product to meet consumer demand, including console hardware and accessories; the timing of release of video game titles for current generation consoles; the risks associated with international operations, wireless industry operations and the integration of acquisitions; the impact of increased competition and changing technology in the video game industry, including browser and mobile games and alternative methods of distribution; and economic, regulatory and other events, including litigation, that could reduce or impact consumer demand or affect the company’s business. Additional factors that could cause GameStop's results to differ materially from those described in the forward-looking statements can be found in GameStop's Annual Report on Form 10-K for the fiscal year ended Feb. 1, 2014 filed with the SEC and available at the SEC's Internet site at http://www.sec.gov or http://investor.GameStop.com.

GameStop Corp.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	13 weeks	13 weeks
	ended	ended
	Aug 2, 2014	Aug 3, 2013

Net sales	$1,731.4	$1,383.7
Cost of sales	1,180.5	902.3

Gross profit	550.9	481.4

Selling, general and administrative
expenses	475.4	421.6
Depreciation and amortization	38.8	41.0

Operating earnings	36.7	18.8

Interest expense, net	1.1	1.3

Earnings before income tax expense	35.6	17.5

Income tax expense	11.0	7.0

Net income	$24.6	$10.5

Net income per common share:
Basic	$0.22	$0.09
Diluted	$0.22	$0.09

Dividends per common share	$0.33	$0.275

Weighted average common shares
outstanding:
Basic	113.6	117.9
Diluted	114.3	119.2

Percentage of Net Sales:

Net sales	100.0%	100.0%
Cost of sales	68.2%	65.2%

Gross profit	31.8%	34.8%

Selling, general and administrative
expenses	27.5%	30.5%
Depreciation and amortization	2.2%	2.9%

Operating earnings	2.1%	1.4%

Interest expense, net	0.1%	0.1%

Earnings before income tax expense	2.0%	1.3%

Income tax expense	0.6%	0.5%

Net income	1.4%	0.8%

GameStop Corp.
Condensed Consolidated Statements of Operations
(in millions, except per share data)
(unaudited)

	26 weeks	26 weeks
	ended	ended
	Aug 2, 2014	Aug 3, 2013

Net sales	$3,727.7	$3,249.0
Cost of sales	2,550.4	2,189.3

Gross profit	1,177.3	1,059.7

Selling, general and administrative
expenses	956.4	870.8
Depreciation and amortization	78.3	82.9

Operating earnings	142.6	106.0

Interest expense, net	1.7	2.2

Earnings before income tax expense	140.9	103.8

Income tax expense	48.3	38.7

Net income	$92.6	$65.1

Net income per common share:
Basic	$0.81	$0.55
Diluted	$0.80	$0.55

Dividends per common share	$0.66	$0.55

Weighted average common shares
outstanding:
Basic	114.3	118.1
Diluted	115.1	119.3

Percentage of Net Sales:

Net sales	100.0%	100.0%
Cost of sales	68.4%	67.4%

Gross profit	31.6%	32.6%

Selling, general and administrative
expenses	25.7%	26.8%
Depreciation and amortization	2.1%	2.5%

Operating earnings	3.8%	3.3%

Interest expense, net	0.0%	0.1%

Earnings before income tax expense	3.8%	3.2%

Income tax expense	1.3%	1.2%

Net income	2.5%	2.0%

GameStop Corp.
Condensed Consolidated Balance Sheets
(in millions)
(unaudited)

	Aug 2,	Aug 3,
	2014	2013
ASSETS:
Current assets:
Cash and cash equivalents	$193.0	$127.4
Receivables, net	91.2	55.7
Merchandise inventories, net	1,061.0	1,004.4
Prepaid expenses and other current assets	181.9	149.7
Deferred income taxes	59.2	55.2
Total current assets	1,586.3	1,392.4

Property and equipment:
Land	21.0	20.7
Buildings & leasehold improvements	621.9	594.3
Fixtures and equipment	864.0	939.2
Total property and equipment	1,506.9	1,554.2

Less accumulated depreciation and amortization	1,057.2	1,074.8
Net property and equipment	449.7	479.4

Goodwill	1,420.6	1,365.1
Other noncurrent assets	306.9	201.4
Total assets	$3,763.5	$3,438.3

LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$460.8	$315.8
Accrued liabilities	743.1	812.0
Income taxes payable	29.7	-
Current portion of debt	214.1	50.0
Total current liabilities	1,447.7	1,177.8

Other long-term liabilities	134.4	103.8
Total liabilities	1,582.1	1,281.6

Stockholders' equity	2,181.4	2,156.7
Total liabilities and stockholders' equity	$3,763.5	$3,438.3

GameStop Corp.

Schedule I
Sales Mix
(unaudited)

	13 Weeks Ended		13 Weeks Ended
	Aug 2, 2014		Aug 3, 2013
	Net	Percent	Net	Percent
	Sales	of Total	Sales	of Total
Net Sales (in millions):

New video game hardware	$332.3	19.2%	$147.8	10.7%
New video game software	497.0	28.7%	429.8	31.1%
Pre-owned and value video game products	558.0	32.2%	528.7	38.2%
Video game accessories	107.5	6.2%	92.0	6.6%
Digital	52.3	3.0%	49.4	3.6%
Mobile and consumer electronics	112.1	6.5%	60.6	4.4%
Other	72.2	4.2%	75.4	5.4%

Total	$1,731.4	100.0%	$1,383.7	100.0%

Schedule II
Gross Profit Mix
(unaudited)

	13 Weeks Ended		13 Weeks Ended
	Aug 2, 2014		Aug 3, 2013
		Gross		Gross
	Gross	Profit	Gross	Profit
	Profit	Percent	Profit	Percent

Gross Profit (in millions):

New video game hardware	$31.6	9.5%	$15.5	10.5%
New video game software	115.7	23.3%	98.9	23.0%
Pre-owned and value video game products	262.1	47.0%	250.6	47.4%
Video game accessories	41.9	39.0%	38.4	41.7%
Digital	34.0	65.0%	35.1	71.1%
Mobile and consumer electronics	40.5	36.1%	16.3	26.9%
Other	25.1	34.8%	26.6	35.3%

Total	$550.9	31.8%	$481.4	34.8%

CONTACT:
Matt Hodges
Vice President,
Public and Investor Relations
GameStop Corp.
(817) 424-2130